Exhibit 99.1
Investor Relations Contact:
Leslie Green
Green Communications Consulting, LLC
(650) 312-9060
leslie@greencommunicationsllc.com

NetLogic Microsystems Announces Fourth Quarter 2010 and Fiscal Year 2010 Financial Results

•	FY 2010 Net Revenues: $381.7 million

•	Q4 2010 Net Revenues: $100.4 million

•	FY 2010 GAAP Net Loss: $66.4 million; $1.10 per share (diluted)

•	Q4 2010 GAAP Net Loss: $9.4 million; $0.14 per share (diluted)

•	FY 2010 Non-GAAP Net Income: $107.4 million; $1.58 per share (diluted)

•	Q4 2010 Non-GAAP Net Income: $32.9 million; $0.45 per share (diluted)

SANTA CLARA, Calif. – Feb. 2, 2011 – NetLogic Microsystems, Inc. (NASDAQ: NETL), a worldwide leader in high performance intelligent semiconductor solutions for next-generation Internet networks, today announced financial results for its fourth quarter and fiscal year ended Dec. 31, 2010.

Revenue for the fourth quarter of 2010 was $100.4 million, a 0.4 percent sequential increase from $100.1 million for the third quarter of 2010 and a 44.5 percent increase from $69.5 million for the fourth quarter of 2009.

Fourth quarter 2010 net loss, determined in accordance with generally accepted accounting principles (GAAP), was $9.4 million or $0.14 per diluted share. By comparison, GAAP net loss was $37.2 million or $0.71 per diluted share for the fourth quarter of 2009.  GAAP net loss for fourth quarter 2010 included stock-based compensation and related payroll taxes, changes in contingent earn-out liability, amortization of intangible assets and a release of deferred tax valuation allowance.  Excluding these items, non-GAAP net income for the fourth quarter of 2010 was $32.9 million or $0.45 per diluted share, compared with $0.30 per diluted share for the fourth quarter of 2009.

For the fiscal year 2010, revenue was $381.7 million, a 118.5 percent sequential increase from $174.7 million for fiscal year 2009.

Fiscal year 2010 GAAP net loss was $66.4 million or $1.10 per diluted share. By comparison, GAAP net loss for fiscal year 2009 was $47.2 million or $1.02 per diluted share.  GAAP net income for fiscal year  2010 included stock-based compensation and related payroll taxes, changes in contingent earn-out liability, amortization of intangible assets, fair value inventory adjustments and related taxes, acquisition-related costs, lease termination costs and a release of deferred tax valuation allowance.  Excluding these items, non-GAAP net income for fiscal year 2010 was $107.4 million or $1.58 per diluted share, compared with $0.86 per diluted share for fiscal year 2009.

NetLogic Microsystems, Inc. Announces Fourth Quarter 2010 and Fiscal Year 2010 Financial Results
February 2, 2011

Management Qualitative Comments

“2010 was one of the most successful years in the history of our company,” said Ron Jankov, president and CEO.  “With extraordinary execution, we are delivering on a truly remarkable product roadmap, launching ground-breaking new solutions in our multi-core processing, knowledge-based processing and physical layer product families.  Our achievements have given us the strongest competitive positioning we have ever enjoyed and have allowed us to accelerate our technology development to keep pace with the rapidly evolving architectural imperatives in our industry.”

Recent Highlights

•
The company expanded on its 40 nanometer IPv6 knowledge-based processor portfolio with the introduction of its NL82048 processor which doubles the IPv6 processing capabilities for next-generation switches and routers.   The NL82048 knowledge-based processor incorporates a number of ground-breaking innovations, and is the first device in the industry that is capable of supporting up to 512,000 IPv6 addresses or 2,000,000 IPv4 addresses.

•
NetLogic Microsystems and 6WIND are expanding their collaboration to deliver high-performance solutions for next-generation telecom infrastructure, networking equipment and security appliances. Building on the success of its 6WINDGate™ packet processing software for NetLogic Microsystems’ XLR® and XLS® processor families, 6WIND will introduce support for NetLogic Microsystems’ best-in-class XLP832 multi-core communications processor.

•
The company has developed and taped out its next-generation silicon in the advanced 28nm process at Taiwan Semiconductor Manufacturing Company (TSMC). As an Early Access/Development Partner for TSMC's 28nm process, NetLogic Microsystems is migrating its next-generation multi-core processing, knowledge-based processing and 10/40/100 Gigabit PHY product lines to the advanced process node to offer customers best-in-class performance, power efficiency and cost structures. These 28nm products are targeted at next-generation LTE (Long Term Evolution), IPv6, data center and security markets.

•
NetLogic Microsystems received the 2010 Most Respected Emerging Public Semiconductor Company Award for the second consecutive year from the Global Semiconductor Alliance (GSA). NetLogic Microsystems was voted by its industry peers, customers, partners and members of the GSA as having the most respect of the industry in terms of its products, leadership, vision and future opportunities.

•
The company also announced the availability of its innovative NL10k knowledge-based processors, which are designed in the advanced 40nm process node, to further expand the IPv6 processing portfolio for next-generation switches and routers.  The NL10k knowledge-based processors deliver 1.6 billion decisions per second of IPv6 processing while maintaining compatibility to previous generations of knowledge-based processors.

•
NetLogic Microsystems introduced the NLP3342, the industry's first dual-mode quad-port 10GBase-KR and 40GBase-KR4 backplane PHY with Energy Efficient Ethernet (EEE). Designed in the advanced 40nm CMOS process, this new NLP3342 device is targeted at transmission of 10Gbps and 40Gbps signals over standard backplanes, and is compliant with the IEEE 802.3az Energy Efficient Ethernet standard to offer significantly lower power consumption.

NetLogic Microsystems, Inc. Announces Fourth Quarter 2010 and Fiscal Year 2010 Financial Results
February 2, 2011

Conference Call

NetLogic Microsystems will hold its fourth quarter 2010 financial results conference call today at 1:30 p.m. Pacific time.  To listen to the conference call, dial (800) 561-2813 ten minutes prior to the start of the call, using the passcode 56635755. International callers, dial (617) 614-3529. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, dial (888) 286-8010 and enter passcode 63920651. International callers dial (617) 801-6888.

The conference call will be available via a live webcast on the investor relations section of NetLogic Microsystems’ web site at http://www.netlogicmicro.com.  Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software.  An archived webcast replay will be available on the web site for three months.

About NetLogic Microsystems

NetLogic Microsystems, Inc. is a worldwide leader in high-performance intelligent semiconductor solutions that are powering next-generation Internet networks. NetLogic Microsystems' best-in-class products perform highly differentiated tasks of accelerating complex network traffic to significantly enhance the performance and functionality of advanced 3G/4G mobile wireless infrastructure, data center, enterprise, metro Ethernet, edge and core infrastructure networks. NetLogic Microsystems' market-leading product portfolio includes high-performance multi-core processors, knowledge-based processors, content processors, network search engines, ultra low-power embedded processors and high-speed 10/40/100 Gigabit Ethernet PHY solutions. These products are designed into high-performance systems such as switches, routers, wireless base stations, security appliances, networked storage appliances, service gateways and connected media devices offered by leading original equipment manufacturers (OEMs). NetLogic Microsystems is headquartered in Santa Clara, California, and has offices and design centers throughout North America, Asia and Europe. For more information about products offered by NetLogic Microsystems, call +1-408-454-3000 or visit the NetLogic Microsystems Web site at www.netlogicmicro.com.

NetLogic Microsystems, the NetLogic Microsystems logo, NXCPU and XLP are trademarks of NetLogic Microsystems, Inc.  XLR, and XLS are registered trademarks of NetLogic Microsystems, Inc. All other trademarks are the properties of their respective owners.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding NetLogic Microsystems’ business which are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, customer acceptance and demand for our products, the volume of sales to our principal product customers, the timing of our receipt of customer orders during the quarter, manufacturing yields for our products, the timing of manufacture and delivery of product by our foundry suppliers, potential warranty claims and product defects, the length of our sales cycles, our average selling prices, our ability to successfully develop and sell new products, the effects of any business acquisitions that we might make, the strength of the OEM networking equipment market and the cyclical nature of that market and the semiconductor industry. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s reports on Forms 10-K, 10-K/A, and 10-Q, as well as other reports that NetLogic Microsystems files from time to time with the Securities and Exchange Commission which are available at http://www.sec.gov. All forward-looking statements are qualified in their entirety by this cautionary statement, and NetLogic Microsystems undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

NetLogic Microsystems, Inc. Announces Fourth Quarter 2010 and Fiscal Year 2010 Financial Results
February 2, 2011

NETLOGIC MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
(UNAUDITED)

	Three months ended		Twelve months ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Revenue	$100,428	$69,524	$381,745	$174,689
Cost of revenue*	38,561	50,222	173,427	99,251
Gross profit	61,867	19,302	208,318	75,438
Operating expenses:
Research and development*	35,235	31,210	127,697	73,631
Selling, general and administrative*	19,260	22,019	78,879	43,931
Change in contingent earn-out liability	20,573	2,008	71,725	2,008
Acquisition-related costs	-	2,652	735	5,412
Total operating expenses	75,068	57,889	279,036	124,982
Loss from operations	(13,201)	(38,587)	(70,718)	(49,544)
Interest and other income (expense), net	111	(901)	(125)	(678)
Loss before income taxes	(13,090)	(39,488)	(70,843)	(50,222)
Benefit from income taxes	(3,682)	(2,252)	(4,472)	(3,060)
Net loss	$(9,408)	$(37,236)	$(66,371)	$(47,162)
Net loss per share - Basic	$(0.14)	$(0.71)	$(1.10)	$(1.02)
Net loss per share - Diluted	$(0.14)	$(0.71)	$(1.10)	$(1.02)
Shares used in calculation - Basic	65,155	52,248	60,426	46,182
Shares used in calculation - Diluted	65,155	52,248	60,426	46,182

*	Includes stock-based compensation and related payroll taxes, and amortization of intangible assets as follows (in thousands):

	Three months ended		Twelve months ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Stock-based compensation and related payroll taxes:
Cost of revenue	$379	$153	$915	$672
Research and development	6,485	12,430	25,948	21,775
Selling, general and administrative	5,078	11,815	21,983	18,721
Total	$11,942	$24,398	$48,846	$41,168

Amortization of intangible assets:
Cost of revenue	$10,430	$8,127	$39,458	$18,865
Selling, general and administrative	913	724	3,652	1,759
Total	$11,343	$8,851	$43,110	$20,624

NetLogic Microsystems, Inc. Announces Fourth Quarter 2010 and Fiscal Year 2010 Financial Results
February 2, 2011

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of stock-based compensation and related payroll taxes, amortization of intangible assets, fair value adjustments of acquired inventory and related taxes, changes in contingent earn-out liability, acquisition-related costs, lease termination costs, debt issuance cost write-off,  interest income on RMI bridge note, establishment and release of deferred tax asset valuation allowance, adjustment charges related to certain acquisition-related tax reserves and the effects of excluding stock-based compensation upon the number of diluted shares used in calculating non-GAAP earnings per share.

We have excluded stock-based compensation expense and changes in contingent earn-out liability in calculating these non-GAAP financial measures.  These expenses are non-cash in nature and rely on valuations based on future events such as the market price of our common stock and revenue generated from products acquired in the RMI acquisition during the first 12 months following the close that are difficult to predict and are affected by market factors that are largely not within the control of management. We have excluded stock related payroll taxes, amortization of intangible assets, fair value adjustments related to acquired inventory and the related tax effect, acquisition-related costs, lease termination costs, interest income on RMI bridge note, and establishment of deferred tax asset valuation allowance because we do not consider them to be related to our core operating performance.

We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges either part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that are used to evaluate management’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated February 2, 2011 that the Company has submitted to the Securities and Exchange Commission.

NetLogic Microsystems, Inc. Announces Fourth Quarter 2010 and Fiscal Year 2010 Financial Results
February 2, 2011

NETLOGIC MICROSYSTEMS, INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME
(IN THOUSANDS)
(UNAUDITED)

	Three months ended		Twelve months ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
GAAP net loss	$(9,408)	$(37,236)	$(66,371)	$(47,162)
Reconciling items:
Stock-based compensation and related taxes	11,942	24,398	48,846	41,168
Changes in contingent earn-out liability	20,573	2,008	71,725	2,008
Amortization of intangible assets	11,343	8,851	43,110	20,624
Fair value adjustment related to the acquired inventory	-	18,097	16,018	20,359
Acquisition-related costs	-	2,652	735	5,412
Lease termination costs	-	-	503	-
Debt issuance cost written off	-	524	-	524
Interest income on RMI bridge note	-	(125)	-	(625)
Tax effect of inventory fair value adjustment	-	(5,349)	(5,618)	(5,349)
Adjustments to certain acquisition-related tax reserves	-	3,646	-	3,646
Release (establishment) of deferred tax asset valuation allowance	(1,585)	-	(1,585)	2,988
Non-GAAP net income	$32,865	$17,466	$107,363	$43,593

NETLOGIC MICROSYSTEMS, INC.
RECONCILIATION OF GAAP DILUTED NET INCOME (LOSS) PER SHARE TO
NON-GAAP DILUTED NET INCOME PER SHARE
(UNAUDITED)

	Three months ended		Twelve months ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
GAAP net loss per share - Diluted	$(0.14)	$(0.71)	$(1.10)	$(1.02)
Reconciling items:
Stock-based compensation and related taxes	0.16	0.42	0.72	0.82
Changes in contingent earn-out liability	0.28	0.03	1.05	0.04
Amortization of intangible assets	0.15	0.15	0.63	0.41
Fair value adjustment related to the acquired inventory	-	0.31	0.24	0.40
Acquisition-related costs	-	0.05	0.01	0.11
Debt issuance cost written off	-	0.01	-	0.01
Lease termination costs	-	-	0.01	-
Interest income on RMI bridge note	-	-	-	(0.01)
Tax effect of inventory fair value adjustment	-	(0.09)	(0.08)	(0.11)
Adjustments to certain acquisition-related tax reserves	-	0.06	-	0.07
Release (establishment) of deferred tax asset valuation allowance	(0.02)	-	(0.02)	0.06
Difference in shares count between diluted GAAP and diluted non-GAAP calculation	0.02	0.07	0.12	0.08
Non-GAAP net income per share - Diluted	$0.45	$0.30	$1.58	$0.86

NetLogic Microsystems, Inc. Announces Fourth Quarter 2010 and Fiscal Year 2010 Financial Results
February 2, 2011

NETLOGIC MICROSYSTEMS, INC.
RECONCILIATION OF THE SHARES USED FOR GAAP DILUTED
NET INCOME (LOSS) PER SHARE CALCULATION TO THE SHARES USED FOR
NON-GAAP DILUTED NET INCOME PER SHARE CALCULATION
(IN THOUSANDS)
(UNAUDITED)

	Three months ended		Twelve months ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Shares used in calculation - Diluted (GAAP)	65,155	52,248	60,426	46,182
The effect of removing stock-based compensation expense for Non-GAAP presentation purpose	2,269	2,878	2,526	1,816
The effect of dilutive potential common shares due to reporting non-GAAP net income	5,979	3,596	5,065	2,426
Shares used in calculation - Diluted (Non-GAAP)	73,403	58,722	68,017	50,424

NETLOGIC MICROSYSTEMS, INC.
RECONCILIATION OF GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN
(IN THOUSANDS, EXCEPT PERCENTAGES)
(UNAUDITED)

	Three months ended				Twelve months ended
	December 31, 2010		December 31, 2009		December 31, 2010		December 31, 2009
GAAP gross margin	$61,867	61.6%	$19,302	27.8%	$208,318	54.6%	$75,438	43.2%
Reconciling items:
Stock-based compensation	379	0.4%	153	0.2%	915	0.2%	672	0.4%
Amortization of intangible assets	10,430	10.4%	8,127	11.7%	39,458	10.3%	18,865	10.8%
Fair value adjustment related to acquired inventory	-	0.0%	18,097	26.0%	16,018	4.2%	20,359	11.7%
Non GAAP gross margin	$72,676	72.4%	$45,679	65.7%	$264,709	69.3%	$115,334	66.0%

NetLogic Microsystems, Inc. Announces Fourth Quarter 2010 and Fiscal Year 2010 Financial Results
February 2, 2011

NETLOGIC MICROSYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	December 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$256,167	$44,278
Accounts receivables, net	19,829	25,137
Inventories	36,290	45,113
Deferred income taxes	8,428	13,098
Prepaid expenses and other current assets	11,458	8,676
Total current assets	332,172	136,302
Property and equipment, net	20,507	13,278
Goodwill	112,700	112,700
Intangible asset, net	180,838	223,345
Other assets	66,372	46,247
Total assets	$712,589	$531,872
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$17,257	$17,937
Accrued liabilities	27,848	33,966
Contingent earn-out liability	-	11,687
Deferred margin	4,242	2,667
Software licenses and other obligations, current	4,514	3,037
Total current liabilities	53,861	69,294
Software licenses and other obligations, long-term	2,033	2,409
Other liabilities	37,782	34,214
Total liabilities	93,676	105,917
Stockholders' equity
Common stock	675	575
Additional paid-in capital	807,780	548,523
Accumulated other comprehensive loss	(28)	-
Accumulated deficit	(189,514)	(123,143)
Total stockholders' equity	618,913	425,955
Total liabilities and stockholders' equity	$712,589	$531,872

CONTACT: Green Communications Consulting, LLC
Leslie Green, 650-312-9060 (Investor Relations)
leslie@greencommunicationsllc.com
SOURCE: NetLogic Microsystems, Inc.